359--N A CERTIFICATE OF INCORPORATION              AOGRVST -2
    (One or more Incorporators)

                                 Copyright(c) 1982 by ALL-STATE LEGAL SUPPLY CO.
                                        One Commerce Drive, Cranford, N.J. 07106

                                                                  F I L E D
                         Certificate of Incorporation             MAY 4 1995
                                                                LONNA R. HOOKS
                                     of                       Secretary of State

                            PRINCETON CAPITAL, INC.

            This is to certify that, there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

14A:2-7 (1) (a) 1. The name of the corporation is

                   PRINCETON CAPITAL, INC.

14A:2-7 (1) (g) 2. The address (and zip code) of this corporation's initial registered office is

                   10 Randazzo Lane
                   West Paterson, NJ 07424

      and the name of this corporation's initial registered agent at such address is

                   Louis Perosi, Jr.

14A:2-7 (1) (b) 3. The purposes for which this corporation is organized are:

                   To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N.J.S. 14A:1-1 et seq.

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14A:2-7 (1) (c) 4. The aggregate number of shares which the corporation shall have authority to issue is

                   7,000,000 shares of common stock with no par value.

14A:2-7 (1) (h) 5. The first Board of Directors of this corporation shall consist of ONE Director(s) and the name and address of each person who is to serve as such Director is:

               Name                       Address                     Zip Code

    Louis Perosi, Jr.       10 Randazzo Lane, West Paterson, NJ       07424

14A:2-7 (1) [Illegible] 6. The name and address of each incorporator is:

               Name                       Address                     Zip Code

    James J. Nodroff, Esq.  2 Mott Street, Suite 706, New York, NY    10013

      In Witness Whereof, each individual incorporator, each being over the age of eighteen years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 3rd day of May 1995


/s/ James J. Nodroff                    2 Mott Street, Suite 706
 .....................................   ........................................
James J. Nodroff, Esq.

                                        New York, NY 10013
 .....................................   ........................................